Exhibit 10.2

                            PRESIDENT'S PLAZA I & II

                         SALE AND CONTRIBUTION AGREEMENT

                                     BETWEEN


                      METROPOLITAN LIFE INSURANCE COMPANY,

                             a New York corporation,

                                   AS SELLER,

                                       AND

                            BEACON PROPERTIES, L.P.,

                         a Delaware limited partnership,

                                  AS PURCHASER


                             As of November 20, 1996

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                                TABLE OF CONTENTS

                                                                                                             Page #

ARTICLE I - PURCHASE AND SALE
         Section 1.1       Agreement of Purchase and Sale.......................................................  1
                           ------------------------------
         Section 1.2       Property Defined.....................................................................  2
                           ----------------
         Section 1.3       Purchase Price.......................................................................  2
                           --------------
         Section 1.4       Payment of Purchase Price............................................................  2
                           -------------------------
         Section 1.5       Deposit..............................................................................  3
                           -------
         Section 1.6       Escrow Agent.........................................................................  3
                           ------------

ARTICLE  II - TITLE AND SURVEY
         Section 2.1       Title Inspection Period..............................................................  4
                           -----------------------
         Section 2.2       Title Examination....................................................................  4
                           -----------------
         Section 2.3       Pre-Closing "Gap" Title Defects......................................................  5
                           -------------------------------
         Section 2.4       Permitted Exceptions.................................................................  5
                           --------------------
         Section 2.5       Conveyance of Title..................................................................  6
                           -------------------

ARTICLE III - REVIEW OF PROPERTY
         Section 3.1       Right of Inspection..................................................................  6
                           -------------------
         Section 3.2       Environmental Reports................................................................  7
                           ---------------------
         Section 3.3       Right of Termination.................................................................  7
                           --------------------
         Section 3.4       Review of Tenant Estoppel Certificates...............................................  8
                           --------------------------------------

ARTICLE IV - CLOSING
         Section 4.1       Time and Place.......................................................................  9
                           --------------
         Section 4.2       Seller's Obligations at Closing......................................................  9
                           -------------------------------
         Section 4.3       Purchaser's Obligations at Closing................................................... 11
                           ----------------------------------
         Section 4.4       Credits and Prorations............................................................... 12
                           ----------------------
         Section 4.5       Transaction Taxes and Closing Costs.................................................. 16
                           -----------------------------------
         Section 4.6       Conditions Precedent to Obligation of
                           -------------------------------------
                           Purchaser............................................................................ 17
         Section 4.7       Conditions Precedent to Obligation of
                           Seller............................................................................... 17

ARTICLE V - REPRESENTATIONS, WARRANTIES AND COVENANTS
         Section 5.1       Representations and Warranties of
                           Seller............................................................................... 18
         Section 5.2       Knowledge Defined.................................................................... 20
                           -----------------
         Section 5.3       Survival of Seller's Representations and
                           Warranties........................................................................... 20
         Section 5.4       Covenants of Seller.................................................................. 20
                           -------------------
         Section 5.5       Representations and Warranties of
                           Purchaser............................................................................ 21
         Section 5.6       Survival of Purchaser's Representations
                           and Warranties....................................................................... 22

ARTICLE VI - DEFAULT
         Section 6.1       Default by Purchaser................................................................. 22
                           --------------------
         Section 6.2       Default by Seller.................................................................... 23
                           -----------------
         Section 6.3       Recoverable Damages.................................................................. 23
                           -------------------



                                                    i




ARTICLE VII - RISK OF LOSS
         Section 7.1       Minor Damage......................................................................... 23
                           ------------
         Section 7.2       Major Damage......................................................................... 24
                           ------------
         Section 7.3       Definition of "Major" Loss or Damage................................................. 24
                           ------------------------------------

ARTICLE VIII - COMMISSIONS
         Section 8.1       Brokerage Commissions................................................................ 24
                           ---------------------

ARTICLE IX - DISCLAIMERS AND WAIVERS
         Section 9.1       No Reliance on Documents............................................................. 25
                           ------------------------
         Section 9.2       AS-IS SALE; DISCLAIMERS.............................................................. 25
                           -----------------------
         Section 9.3       Survival of Disclaimers.............................................................. 26
                           -----------------------

ARTICLE X - Intentionally Deleted

ARTICLE XI - MISCELLANEOUS
         Section 11.1      Confidentiality...................................................................... 26
                           ---------------
         Section 11.2      Press Release........................................................................ 27
                           -------------
         Section 11.3      Right to Audit....................................................................... 27
                           --------------
         Section 11.4      No Assignment........................................................................ 28
                           -------------
         Section 11.5      Notices.............................................................................. 28
                           -------
         Section 11.6      Modifications........................................................................ 29
                           -------------
         Section 11.7      Entire Agreement..................................................................... 29
                           ----------------
         Section 11.8      Further Assurances................................................................... 29
                           ------------------
         Section 11.9      Counterparts......................................................................... 30
                           ------------
         Section 11.10     Facsimile Signatures................................................................. 30
                           --------------------
         Section 11.11     Severability......................................................................... 30
                           ------------
         Section 11.12     Applicable Law....................................................................... 30
                           --------------
         Section 11.13     No Third-Party Beneficiary........................................................... 30
                           --------------------------
         Section 11.14     Captions............................................................................. 30
                           --------
         Section 11.15     Construction......................................................................... 30
                           ------------
         Section 11.16     Recordation.......................................................................... 31
                           -----------
         Section 11.17     Seller Approval...................................................................... 31
                           ---------------

         A        DESCRIPTION OF LAND
         B        LIST OF PERSONAL PROPERTY
         C        LIST OF OPERATING AGREEMENTS
         D        LIST OF ENVIRONMENTAL REPORTS
         E        FORM OF TENANT ESTOPPEL CERTIFICATE
         F        TENANT ESTOPPEL STANDARDS
         G        FORM OF DEED
         H        FORM OF BILL OF SALE
         I        FORM OF ASSIGNMENT OF LEASES
         J        FORM OF ASSIGNMENT OF CONTRACTS
         K        FORM OF TENANT NOTICE
         L        FORM OF FIRPTA CERTIFICATE
         M        LIST OF CERTAIN TENANT COSTS AND COMMISSIONS
         N        LIST OF BROKERAGE AGREEMENTS
         O        LIST OF SPECIFIED LITIGATION
         P        LIST OF VIOLATION NOTICES
         Q        RENT ROLL
         R        SELLER'S OBLIGATIONS
         S        LEASING COMMISSION AGREEMENTS
         T        CONTRIBUTION AGREEMENT
         U        ACKNOWLEDGMENT OF INSPECTION

                         SALE AND CONTRIBUTION AGREEMENT

         THIS SALE AND CONTRIBUTION AGREEMENT (this "Agreement") is made as of November 20, 1996 (the "Effective Date"), by and between METROPOLITAN LIFE INSURANCE COMPANY, a New York corporation and BEACON PROPERTIES, L.P., a Delaware limited partnership ("Purchaser").


                              W I T N E S S E T H:


                                    ARTICLE I

                                PURCHASE AND SALE

Section 1.1 Agreement of Purchase and Sale. Although referred to herein as a contribution and sale of the Property (as hereinafter defined), Seller and Purchaser agree that this transaction is a Contribution of the Property from Seller to Purchaser in exchange for the OP Units and a sale for cash, all as referred to in Section 1.4 hereof. References to "purchase" and "sale" are for convenience only and for all purposes shall mean the contribution and sale of the Property as aforesaid. Therefore, subject to the terms and conditions hereinafter set forth, Seller agrees to sell and convey to Purchaser, and Purchaser agrees to purchase and accept from Seller, the following:

         (a) that certain tract or parcel of land situated in Cook County, Illinois, more particularly described in Exhibit A attached hereto and made a part hereof, together with all rights and appurtenances pertaining to such property, including any right, title and interest of Seller in and to adjacent streets, alleys or rights-of-way (the property described in clause (a) of this Section 1.1 being herein referred to collectively as the "Land");

         (b) the buildings, structures, fixtures and other improvements affixed to or located on the Land, excluding fixtures owned by tenants (the property described in clause (b) of this Section 1.1 being herein referred to collectively as the "Improvements");

         (c) any and all of Seller's right, title and interest in and to all tangible personal property located upon the Land or within the Improvements, including, without limitation, any and all appliances, furniture, carpeting, draperies and curtains, tools and supplies, and other items of personal property owned by Seller (excluding cash and any software), located on and used exclusively in connection with the operation of the Land and the Improvements, which personal property includes without limitation the personal property listed on Exhibit B attached hereto (the property described in clause (c) of this Section 1.1 being herein referred to collectively as the "Personal Property");

         (d) any and all of Seller's right, title and interest in and to the leases, licenses and occupancy agreements covering all or any portion of the Real Property, to the extent they are in effect on the date of the Closing (as such term is defined in Section 4.1 hereof) (the property described in clause
(d) of this Section 1.1 being herein referred to collectively as the "Leases"), together with all rents and other sums due thereunder (the "Rents") and any and all security deposits in Seller's possession in connection therewith (the "Security Deposits"); and

         (e) any and all of Seller's right, title and interest in and to (i) all assignable contracts and agreements (collectively, the "Operating Agreements") listed and described on Exhibit C attached hereto and made a part hereof, relating to the upkeep, repair, maintenance or operation of the Land, Improvements or Personal Property, and (ii) all assignable existing warranties and guaranties (express or implied) issued to Seller in connection with the Improvements or the Personal Property, and (iii) all assignable existing permits, licenses, approvals and authorizations issued by any governmental authority in connection with the Property and (iv) the non-exclusive right to the name "President's Plaza I & II" (the property described in clause (e) of this Section 1.1 being sometimes herein referred to collectively as the "Intangibles").

Section 1.2 Property Defined. The Land and the Improvements are hereinafter sometimes referred to collectively as the "Real
Property." The Land, the Improvements, the Personal Property, the Leases and the Intangibles are hereinafter sometimes referred to collectively as the "Property."

Section 1.3 Purchase Price. Seller is to sell and Purchaser is to purchase the Property for the amount of SEVENTY-SEVEN MILLION AND NO/100 DOLLARS ($77,000,000.00) (the "Purchase Price").

Section 1.4 Payment of Purchase Price. The Purchase Price shall be payable at Closing as follows:

         (a) The Purchase Price, as increased or decreased by prorations and adjustments as herein provided, less the Agreed Value of the OP Units (as hereinafter defined), shall be payable in full at Closing in cash by wire transfer of immediately available funds to a bank account designated by Seller in writing to Purchaser prior to the Closing;

         (b) Purchaser shall issue to Seller at Closing limited partnership units in Purchaser (the "OP Units") having an Agreed Value equal to THIRTY-NINE MILLION AND NO/100 DOLLARS ($39,000,000.00) (the "Agreed Value"), rounded down to the nearest round lot (the difference being payable in cash as set forth in Section 1.4(a) above), determined by taking the average closing sales price on the New York Stock Exchange of Beacon Properties Corporation's common stock for the twenty (20) consecutive trading days ending on the second business day immediately preceding the

Closing and in accordance with Exhibit T attached hereto and made a part hereof (the "Contribution Agreement").

Notwithstanding anything to the contrary contained herein, the parties hereto hereby agree that any prorations or adjustments to the Purchase Price provided for herein shall be made to the cash portion of the Purchase Price, and not to the OP Units.

Section 1.5 Deposit. Within five (5) days of the execution and delivery of this Agreement by Seller, Purchaser shall deposit with Chicago Title Insurance Company (the "Escrow Agent"), having its office at 171 North Clark Street, Chicago, Illinois 60601 Attention: Ms. Janet Johnson-West, the sum of TWO MILLION AND NO/100 DOLLARS ($2,000,000.00) (such sum, together with any earnings thereon, shall be the "Deposit") in good funds, either by certified bank or cashier's check or by federal wire transfer. The Escrow Agent shall hold the Deposit in an interest-bearing account reasonably acceptable to Seller and Purchaser, in accordance with the terms and conditions of this Agreement. All interest on such sum shall be deemed income of Purchaser, and Purchaser shall be responsible for the payment of all costs and fees imposed on the Deposit account. The Deposit and all accrued interest shall be distributed in accordance with the terms of this Agreement. The failure of Purchaser to timely deliver any Deposit hereunder shall be a material default, and shall entitle Seller, at Seller's sole option, to terminate this Agreement immediately.

Section 1.6 Escrow Agent. Escrow Agent shall hold and dispose of the Deposit in accordance with the terms of this Agreement. Seller and Purchaser agree that the duties of the Escrow Agent hereunder are purely ministerial in nature and shall be expressly limited to the safekeeping and disposition of the Deposit in accordance with this Agreement. Escrow Agent shall incur no liability in connection with the safekeeping or disposition of the Deposit for any reason other than Escrow Agent's willful misconduct or gross negligence. In the event that Escrow Agent shall be in doubt as to its duties or obligations with regard to the Deposit, or in the event that Escrow Agent receives conflicting instructions from Purchaser and Seller with respect to the Deposit, Escrow Agent shall not be required to disburse the Deposit and may, at its option, continue to hold the Deposit until both Purchaser and Seller agree as to its disposition, or until a final judgment is entered by a court of competent jurisdiction directing its disposition, or Escrow Agent may interplead the Deposit in accordance with the laws of the state in which the Property is located.

         Escrow Agent shall not be responsible for any interest on the Deposit except as is actually earned, or for the loss of any interest resulting from the withdrawal of the Deposit prior to the date interest is posted thereon.

         Escrow Agent shall execute this Agreement solely for the purpose of being bound by the provisions of Sections 1.5 and 1.6 hereof.

                                   ARTICLE II

                                TITLE AND SURVEY

Section 2.1 Title Inspection Period. During the period beginning upon the Effective Date and ending at 5:00 p.m. (local time at the Property) on December 20, 1996 (hereinafter referred to as the "Title Inspection Period"), Purchaser shall have the right to review and Purchaser hereby acknowledges that it has received from Seller: (a) a current preliminary title report on the Real Property, accompanied by copies of all documents referred to in the report; (b) copies of the most recent property tax bills for the Property; and (c) a survey of the Real Property prepared by Nakawatase, Wyns & Associates, Inc. (the "Survey").

Section 2.2 Title Examination. Purchaser shall notify Seller in writing (the "Title Notice") prior to the expiration of the Title Inspection Period which exceptions to title (including survey matters), if any, will not be accepted by Purchaser. If Purchaser fails to notify Seller in writing of its disapproval of any exceptions to title by the expiration of the Title Inspection Period, Purchaser shall be deemed to have approved the condition of title to the Real Property. If Purchaser notifies Seller in writing that Purchaser objects to any exceptions to title, Seller shall have ten (10) business days after receipt of the Title Notice to notify Purchaser (a) that Seller will remove such objectionable exceptions from title on or before the Closing; provided that Seller may extend the Closing for such period as shall be required to effect such cure, but not beyond thirty (30) days; or (b) that Seller elects not to cause such exceptions to be removed. The procurement by Seller of a commitment for the issuance of the Title Policy (as defined in Section 2.5 hereof) or an endorsement thereto insuring Purchaser against any title exception which was disapproved pursuant to this Section 2.2 shall be deemed a cure by Seller of such disapproval only so long as Seller has obtained a commitment from the Title Company that the Title Company will insure subsequent Purchasers and/or Mortgagees against such title exceptions. If Seller gives Purchaser notice under clause (b) above, Purchaser shall have five (5) business days in which to notify Seller that Purchaser will nevertheless proceed with the purchase and take title to the Property subject to such exceptions, or that Purchaser will terminate this Agreement. If this Agreement is terminated pursuant to the foregoing provisions of this paragraph, then neither party shall have any further rights or obligations hereunder (except for any indemnity obligations of either party pursuant to the other provisions of this Agreement), the Deposit shall be returned to Purchaser and each party shall bear its own costs incurred hereunder. If Purchaser shall fail to notify Seller of its election within said five-day period,

Purchaser shall be deemed to have elected to proceed with the purchase and take title to the Property subject to such exceptions.

Section 2.3 Pre-Closing "Gap" Title Defects. Purchaser may, at or prior to Closing, notify Seller in writing (the "Gap Notice") of any objections to title
(a) raised by the Title Company between the Effective Date and the Closing and
(b) not disclosed by the Title Company or otherwise known to Purchaser prior to the Effective Date; provided that Purchaser must notify Seller of such objection to title within two (2) business days of being made aware of the existence of such exception. If Purchaser sends a Gap Notice to Seller, Seller shall have ten
(10) business days after receipt of the Gap Notice to notify Purchaser (a) that Seller will remove such objectionable exceptions from title on or before the Closing; provided that Seller may extend the Closing for such period as shall be required to effect such cure, but not beyond thirty (30) days; or (b) that Seller elects not to cause such exceptions to be removed. The procurement by Seller of a commitment for the issuance of the Title Policy or an endorsement thereto insuring Purchaser against any title exception which was disapproved pursuant to this Section 2.3 shall be deemed a cure by Seller of such disapproval only so long as Seller has obtained a commitment from the Title Company that the Title Company will insure subsequent Purchasers and/or Mortgagees against such title exceptions. If Seller gives Purchaser notice under clause (b) above, Purchaser shall have five (5) business days in which to notify Seller that Purchaser will nevertheless proceed with the purchase and take title to the Property subject to such exceptions, or that Purchaser will terminate this Agreement. If this Agreement is terminated pursuant to the foregoing provisions of this paragraph, then neither party shall have any further rights or obligations hereunder (except for any indemnity obligations of either party pursuant to the other provisions of this Agreement), the Deposit shall be returned to Purchaser and each party shall bear its own costs incurred hereunder. If Purchaser shall fail to notify Seller of its election within said five-day period, Purchaser shall be deemed to have elected to proceed with the purchase and take title to the Property subject to such exceptions.

         Notwithstanding the foregoing provisions of this Section 2.3, Seller shall be obligated to (a) remove, by satisfaction, bonding or otherwise, any lien created as a result of affirmative action of Seller after the Effective Date, (b) remove, by satisfaction, bonding or otherwise, all encumbrances created other than as a result of affirmative action of Seller after the Effective Date to the extent the same can be accomplished at a cost not exceeding $100,000, and (c) cure all title objections which Seller has elected to cure under the provisions of this Section 2.3.

Section 2.4       Permitted Exceptions.   The Property shall be
conveyed subject to the following matters, which are hereinafter referred to as the "Permitted Exceptions":

         (a) those matters that either are not objected to in writing within the time periods provided in Sections 2.2 and 2.3 hereof, or if objected to in writing by Purchaser, are those which Seller has elected not to remove or cure, or has been unable to remove or cure, and subject to which Purchaser has elected or is deemed to have elected to accept the conveyance of the Property;

         (b) the rights of tenants under the Leases;

         (c) the lien of all ad valorem real estate taxes and assessments not yet due and payable as of the date of Closing, subject to adjustment as herein provided; and

         (d) local, state and federal laws, ordinances or governmental regulations, including but not limited to, building and zoning laws, ordinances and regulations, now or hereafter in effect relating to the Property.

Section 2.5 Conveyance of Title. At Closing, Seller shall convey and transfer to Purchaser fee simple title to the Land and Improvements, by execution and delivery of the Deed (as defined in Section 4.2(a) hereof). Evidence of delivery of such title shall be the issuance by Chicago Title Insurance Company (the "Title Company"), or another national title company, of an ALTA Form B (10-17-70 revision with 1984 amendments), or other form acceptable to Purchaser in its sole discretion, owner's title insurance policy with respect to the Property in the amount of the Purchase Price, insuring that the fee simple estate to the Property is vested in Purchaser with exceptions only for Permitted Exceptions, and without standard exceptions (the "Title Policy").

                                   ARTICLE III

                               REVIEW OF PROPERTY

Section 3.1 Right of Inspection. During the period beginning upon the Effective Date and ending at 5:00 p.m. (local time at the Property) on December 20, 1996 (hereinafter referred to as the "Inspection Period"), Purchaser shall have the right to make a physical inspection of the Real Property, including an inspection of the environmental condition thereof pursuant to the terms and conditions of this Agreement, and to examine at the Property (or the property manager's office, as the case may be) documents and files located at the Property or the property manager's office concerning the leasing, maintenance and operation of the Property, but excluding Seller's partnership or corporate records, internal memoranda, financial projections, budgets, appraisals and similar proprietary, confidential or privileged information (collectively, the "Confidential Documents").

         Purchaser understands and agrees that any on-site inspections of the Property shall occur at reasonable times agreed upon by Seller and Purchaser after reasonable prior written notice to

Seller and shall be conducted so as not to interfere unreasonably with the use of the Property by Seller or its tenants. Seller reserves the right to have a representative present during any such inspections. If Purchaser desires to do any invasive testing at the Property, Purchaser shall do so only after notifying Seller and obtaining Seller's prior written consent thereto, which consent may be subject to any terms and conditions imposed by Seller in its sole discretion, including without limitation the prompt restoration of the Property to its condition prior to any such inspections or tests, at Purchaser's sole cost and expense.

         At Seller's option, Purchaser will furnish to Seller copies of any reports received by Purchaser relating to any inspections of the Property. Purchaser agrees to protect, indemnify, defend and hold Seller harmless from and against any claim for liabilities, losses, costs, expenses (including reasonable attorneys' fees), damages or injuries arising out of or resulting from the inspection of the Property by Purchaser or its agents or consultants, and notwithstanding anything to the contrary in this Agreement, such obligation to indemnify and hold harmless Seller shall survive Closing or any termination of this Agreement.

         At Closing, Purchaser agrees to deliver to Seller an executed copy of the "Acknowledgment of Inspection" in the form attached hereto as Exhibit U.

Section 3.2 Environmental Reports. PURCHASER ACKNOWLEDGES THAT (1) PURCHASER HAS RECEIVED COPIES OF THE ENVIRONMENTAL REPORTS LISTED ON EXHIBIT D ATTACHED HERETO, (2) IF SELLER DELIVERS ANY ADDITIONAL ENVIRONMENTAL REPORTS TO PURCHASER, PURCHASER WILL ACKNOWLEDGE IN WRITING THAT IT HAS RECEIVED SUCH REPORTS PROMPTLY UPON RECEIPT THEREOF, AND (3) ANY ENVIRONMENTAL REPORTS DELIVERED OR TO BE DELIVERED BY SELLER OR ITS AGENTS OR CONSULTANTS TO PURCHASER ARE BEING MADE AVAILABLE SOLELY AS AN ACCOMMODATION TO PURCHASER AND MAY NOT BE RELIED UPON BY PURCHASER IN CONNECTION WITH THE PURCHASE OF THE PROPERTY. PURCHASER AGREES THAT SELLER SHALL HAVE NO LIABILITY OR OBLIGATION WHATSOEVER FOR ANY INACCURACY IN OR OMISSION FROM ANY ENVIRONMENTAL REPORT. PURCHASER HAS CONDUCTED, OR WILL CONDUCT PRIOR TO THE EXPIRATION OF THE INSPECTION PERIOD, ITS OWN INVESTIGATION OF THE ENVIRONMENTAL CONDITION OF THE PROPERTY TO THE EXTENT PURCHASER DEEMS SUCH AN INVESTIGATION TO BE NECESSARY OR APPROPRIATE.

         Section 3.3 Right of Termination. If for any reason whatsoever Purchaser determines that the Property or any aspect thereof is unsuitable for Purchaser's acquisition, Purchaser shall have the right to terminate this Agreement by giving written notice thereof to Seller prior to the expiration of the Inspection Period, and if Purchaser gives such notice of termination within the Inspection Period, this Agreement shall terminate. If this Agreement is terminated pursuant to the foregoing provisions of this paragraph, then neither party shall have any further rights or obligations hereunder (except for any indemnity obligations of either party pursuant to the other provisions of this Agreement), the Deposit shall be returned to Purchaser and each party shall bear its own costs incurred hereunder. If Purchaser fails to give Seller a notice of termination prior to the expiration of the Inspection Period, Purchaser shall be deemed to have approved all aspects of the Property (except title and survey, which shall be governed by Article II hereof) and to have elected to proceed with the purchase of the Property pursuant to the terms hereof.

Section 3.4 Review of Tenant Estoppel Certificates. Seller shall deliver to each tenant of the Property an estoppel certificate in substantially the form of Exhibit E attached hereto (the "Tenant Estoppel Certificates"), and shall use reasonable efforts to have the tenants complete and sign the Tenant Estoppel Certificates and return them to Seller. Seller shall deliver copies of the completed Tenant Estoppel Certificates to Purchaser as Seller receives them. Purchaser shall notify Seller within five (5) business days of receipt of any Tenant Estoppel Certificate in the event Purchaser determines such Tenant Estoppel Certificate is not acceptable to Purchaser along with the reasons for such determination. In the event Purchaser fails to give such notice within such five (5) day period then any such Tenant Estoppel Certificate shall be deemed to be acceptable to Purchaser. In the event that Seller fails to obtain the Tenant Estoppel Certificates [or in lieu thereof, Seller Estoppel Certificates (as defined and to the extent provided for in Exhibit F) therefor] that are satisfactory to Purchaser with respect to tenants of the Property that meet the tenant estoppel standards described on Exhibit F attached hereto on or before five (5) days prior to Closing, Purchaser shall have the right to terminate this Agreement by written notice to Seller. If this Agreement is terminated pursuant to the foregoing provisions of this paragraph, then neither party shall have any further rights or obligations hereunder (except for any indemnity obligations of either party pursuant to the other provisions of this Agreement), the Deposit shall be returned to Purchaser and each party shall bear its own costs incurred hereunder. If Purchaser fails to give Seller a notice of termination as set forth above, Purchaser shall be deemed to have approved the Tenant Estoppel Certificates (and Seller Estoppel Certificates, if applicable) and to have elected to proceed with the purchase of the Property pursuant to the terms hereof. Any Tenant Estoppel Certificate which is received from a tenant after Seller provides its own estoppel may be substituted for Seller's estoppel and Seller shall have no further liability thereunder, provided that such Tenant Estoppel Certificate contains no changes or, if changed, is otherwise reasonably acceptable to Purchaser. The provisions of this Section 3.4 shall survive the Closing.

                                   ARTICLE IV

                                     CLOSING

Section 4.1 Time and Place. The consummation of the transaction contemplated hereby (the "Closing") shall be held at the offices of Escrow Agent on December 27, 1996 or such other date as the parties hereto may agree. At the Closing, Seller and Purchaser shall perform the obligations set forth in, respectively,
Section 4.2 and Section 4.3 hereof, the performance of which obligations shall be concurrent conditions; provided that the Deed shall not be recorded until Seller receives confirmation that Seller has received the full amount of the Purchase Price, adjusted by prorations as set forth herein. The Closing shall be consummated through an escrow administered by Escrow Agent. In such event, the Purchase Price and all documents shall be deposited with the Escrow Agent as escrowee.

Section 4.2 Seller's Obligations at Closing. At Closing, Seller shall:

         (a) deliver to Purchaser a duly executed special warranty deed (the "Deed") in the form attached hereto as Exhibit G, conveying the Land and Improvements, subject only to the Permitted Exceptions; the warranty of title in the Deed will be only as to claims made by, through or under Seller and not otherwise;

         (b) deliver to Purchaser a duly executed bill of sale (the "Bill of Sale") conveying the Personal Property with warranty of title but without warranty of use and without warranty, express or implied, as to merchantability and fitness for any purpose and in the form attached hereto as Exhibit H;

         (c) assign to Purchaser, and Purchaser shall assume, the landlord/lessor interest in and to the Leases, Rents and Security Deposits, and any and all obligations to pay leasing commissions and finder's fees with respect to the Leases and amendments, renewals and expansions thereof, to the extent provided in Section 4.4(b)(v) hereof, by duly executed assignment and assumption agreement (the "Assignment of Leases") in the form attached hereto as
Exhibit I pursuant to which (i) Seller shall indemnify Purchaser and hold Purchaser harmless from and against any and all claims pertaining thereto arising prior to Closing and (ii) Purchaser shall indemnify Seller and hold Seller harmless from and against any and all claims pertaining thereto arising from and after the Closing, including without limitation, claims made by tenants with respect to tenants' Security Deposits to the extent paid, credited or assigned to Purchaser;

         (d) to the extent assignable, assign to Purchaser, and Purchaser shall assume, Seller's interest in the Operating Agreements and the other Intangibles by duly executed assignment and assumption agreement (the "Assignment of Contracts") in the form attached hereto as Exhibit J pursuant to which (i) Seller shall indemnify Purchaser and hold Purchaser harmless from and against any and all claims pertaining thereto arising prior to Closing and (ii) Purchaser shall indemnify Seller and hold Seller harmless from and against any and all claims pertaining thereto arising from and after the Closing;

         (e) join with Purchaser to execute a notice (the "Tenant Notice") in the form attached hereto as Exhibit K, which Purchaser shall send to each tenant under each of the Leases promptly after the Closing, informing such tenant of the sale of the Property and of the assignment to Purchaser of Seller's interest in, and obligations under, the Leases (including, if applicable, any Security Deposits), and directing that all Rent and other sums payable after the Closing under each such Lease be paid as set forth in the notice;

         (f) deliver to Purchaser a certificate, dated as of the date of Closing and executed on behalf of Seller by a duly authorized officer thereof, identifying any representation or warranty which is not, or no longer is, true and correct and explaining the state of facts giving rise to the change and reconfirming all other representations or warranties delivered by Seller to Purchaser hereunder. In no event shall Seller be liable to Purchaser for, or be deemed to be in default hereunder by reason of, any breach of representation or warranty which results from any change that (i) occurs between the Effective Date and the date of Closing and (ii) is expressly permitted under the terms of this Agreement or is beyond the reasonable control of Seller to prevent; provided, however, that the occurrence of a change which is not permitted hereunder or is beyond the reasonable control of Seller to prevent shall, if materially adverse to Purchaser (it being understood by the parties hereto that "materially adverse to Purchaser" shall mean that the damage to Purchaser with respect to all such defaults exceeds, in the aggregate, the sum of $100,000), constitute the non-fulfillment of the condition set forth in Section 4.6(b) hereof; if, despite changes or other matters described in such certificate, the Closing occurs, Seller's representations and warranties set forth in this Agreement shall be deemed to have been modified by all statements made in such certificate;

         (g) deliver to Purchaser such evidence as the Title Company may reasonably require as to the authority of the person or persons executing documents on behalf of Seller;

         (h) deliver to Purchaser a certificate in the form attached hereto as Exhibit L duly executed by Seller stating that Seller is not a "foreign person" as defined in the Federal Foreign Investment in Real Property Tax Act of 1980;

         (i) deliver to Purchaser originals of the Leases and the Operating Agreements, together with such leasing and property files and records located at the Property or the property manager's office which are material in connection with the continued operation, leasing and maintenance of the Property, but excluding any Confidential Documents. For a period of three (3) years after the Closing, Purchaser shall allow Seller and its agents and representatives access without charge to all files, records and documents delivered to Purchaser at the Closing, upon reasonable advance notice and at all reasonable times, to examine and make copies of any and all such files, records and documents, which right shall survive the Closing;

         (j) deliver such affidavits as may be customarily and reasonably required by the Title Company, in a form reasonably acceptable to Seller;

         (k) deliver to Purchaser possession and occupancy of the Property, subject to the Permitted Exceptions;

         (l) execute a closing statement acceptable to Seller;

         (m) deliver to Purchaser a copy of the termination of the Management Agreement, duly executed by Seller and the management company;

         (n) deliver to Purchaser evidence of the payment of the Broker's commissions; and

         (o) deliver such additional documents as shall be reasonably required to consummate the transaction contemplated by this Agreement.

Section 4.3       Purchaser's Obligations at Closing.  At Closing,
Purchaser shall:

         (a) pay to Seller the full amount of the Purchase Price in the manner set forth in Section 1.4 hereof (which amount shall include the Deposit), as increased or decreased by prorations and adjustments as herein provided, in immediately available wire transferred funds pursuant to Section 1.4 hereof;

         (b) join Seller in execution of the Assignment of Leases, Assignment of Contracts and Tenant Notices;

         (c) deliver to Seller a certificate, dated as of the date of Closing and executed on behalf of Purchaser by a duly authorized representative thereof, identifying any representation or warranty of Purchaser set forth in Sections 5.5(a) or (b) hereof which is not, or no longer is, true and correct and explaining the state of facts giving rise to the change and reconfirming all other representations or warranties delivered by Purchaser to Seller hereunder. In no event shall Purchaser be liable to Seller for, or be deemed to be in default hereunder by reason of, any breach of representation or warranty set forth in Sections 5.5(a) or (b) hereof which results from any change that (i) occurs between the

Effective Date and the date of Closing and (ii) is expressly permitted under the terms of this Agreement or is beyond the reasonable control of Purchaser to prevent; provided, however, that the occurrence of a change which is not permitted hereunder or is beyond the reasonable control of Purchaser to prevent shall, if materially adverse to Seller, constitute the non-fulfillment of the condition set forth in Section 4.7(c) hereof; if, despite changes or other matters described in such certificate, the Closing occurs, Purchaser's representations and warranties set forth in this Agreement shall be deemed to have been modified by all statements made in such certificate;

         (d) deliver to Seller such evidence as the Title Company may reasonably require as to the authority of the person or persons executing documents on behalf of Purchaser;

         (e) deliver such affidavits as may be customarily and reasonably required by the Title Company, in a form reasonably acceptable to Purchaser;

         (f) execute a closing statement acceptable to Purchaser; and

         (g) deliver such additional documents as shall be reasonably required to consummate the transaction contemplated by this Agreement.

Section 4.4       Credits and Prorations.

         (a) All income and expenses of the Property shall be apportioned as of 12:01 a.m., on the day of Closing, as if Purchaser were vested with title to the Property during the entire day upon which Closing occurs. Such prorated items shall include without limitation the following:

                  (i)   all Rents, if any;

                  (ii) taxes and assessments (including personal property taxes on the Personal Property) levied against the Property;

                  (iii) utility charges for which Seller is liable, if any, such charges to be apportioned at Closing on the basis of the most recent meter reading occurring prior to Closing (dated not more than fifteen
         (15) days prior to Closing) or, if unmetered, on the basis of a current bill for each such utility;

                  (iv) all amounts payable under brokerage agreements and Operating Agreements, pursuant to the terms of this Agreement; and

                  (v) any other operating expenses or other items pertaining to the Property which are customarily prorated between a purchaser and a seller in the county in which the Property is located.

         (b) Notwithstanding anything contained in Section 4.4(a) hereof:

                  (i) At Closing, (A) Seller shall, at Seller's option, either deliver to Purchaser any Security Deposits actually held by Seller pursuant to the Leases or credit to the account of Purchaser the amount of such Security Deposits plus interest accrued or required to have accrued under the terms of such Leases, if any (to the extent such Security Deposits have not been applied against delinquent Rents or otherwise as provided in the Leases), and (B) Purchaser shall credit to the account of Seller all refundable cash or other deposits posted with utility companies serving the Property, or, at Seller's option, Seller shall be entitled to receive and retain such refundable cash and deposits;

                  (ii) Real estate taxes in Illinois are paid in arrears. By way of example, real estate taxes assessed for calendar year 1996 are payable in 1997. Seller and Purchaser shall each be responsible for the real estate taxes assessed for their respective periods of ownership of the Property, irrespective of when such taxes are due and payable, and such taxes shall be apportioned accordingly. Consequently, Purchaser shall receive a credit at Closing for the 1996 taxes due in 1997 for the period of Seller's ownership. Any such apportionment made with respect to a tax year for which the tax rate or assessed valuation, or both, have not yet been fixed shall be based upon the tax rate and/or assessed valuation last fixed. To the extent that the actual taxes and assessments for the current year differ from the amount apportioned at Closing, the parties shall make all necessary adjustments by appropriate payments between themselves within thirty (30) days after such amounts are determined following Closing, subject to the provisions of Section 4.4(d) hereof;

                  (iii) Charges referred to in Section 4.4(a) hereof which are payable by any tenant to a third party shall not be apportioned hereunder, and Purchaser shall accept title subject to any of such charges unpaid and Purchaser shall look solely to the tenant responsible therefor for the payment of the same. If Seller shall have paid any of such charges on behalf of any tenant, and shall not have been reimbursed therefor by the time of Closing, Purchaser shall credit to Seller an amount equal to all such charges so paid by Seller;

                  (iv) As to utility charges referred to in Section 4.4(a)(iii) hereof, Seller may on notice to Purchaser elect to pay one or more of all of said items accrued to the date hereinabove fixed for apportionment directly to the person or entity entitled thereto, and to the extent Seller so elects, such item shall not be apportioned hereunder, and Seller's obligation to pay such item directly in such case shall survive the Closing or any termination of this Agreement;

                  (v) Purchaser shall be responsible for the payment of (A) all Tenant Inducement Costs (as hereinafter defined) and leasing commissions which become due and payable (whether before or after Closing) as a result of any new Leases, or any renewals, amendments or expansions of existing Leases, signed during the Lease Approval Period (as hereinafter defined) and, if required, approved or deemed approved in accordance with Section 5.4 hereof; and (B) all Tenant Inducement Costs and leasing commissions with respect to new Leases, or renewals, amendments or expansions of existing Leases, signed or entered into from and after the date of Closing; and (C) all Tenant Inducement Costs and leasing commissions listed on Exhibit M attached hereto. If, as of the date of Closing, Seller shall have paid any Tenant Inducement Costs or leasing commissions for which Purchaser is responsible pursuant to the foregoing provisions, Purchaser shall reimburse Seller therefor at Closing. For purposes hereof, the term "Tenant Inducement Costs" shall mean any out-of-pocket payments required under a Lease to be paid by the landlord thereunder to or for the benefit of the tenant thereunder which is in the nature of a tenant inducement, including specifically, without limitation, tenant improvement costs, lease buyout costs, and moving, design, refurbishment and club membership allowances. The term "Tenant Inducement Costs" shall not include loss of income resulting from any free rental period, it being agreed that Seller shall bear the loss resulting from any free rental period until the date of Closing and that Purchaser shall bear such loss from and after the date of Closing. For purposes hereof, the term "Lease Approval Period" shall mean the period from the date Seller executes and delivers this Agreement until the date of Closing;

                  (vi) Unpaid and delinquent Rent collected by Seller and Purchaser after the date of Closing shall be delivered as follows: (a) if Seller collects any unpaid or delinquent Rent for the Property, Seller shall, within fifteen (15) days after the receipt thereof, deliver to Purchaser any such Rent which Purchaser is entitled to hereunder relating to the date of Closing and any period thereafter, and (b) if Purchaser collects any unpaid or delinquent Rent from the Property, Purchaser shall, within fifteen (15) days after the receipt thereof, deliver to Seller any such Rent which Seller is entitled to hereunder relating to the period prior to the date of Closing. Seller and Purchaser agree that (i) any Rent received by Seller or Purchaser within the first thirty (30) day period after the date of Closing and attributable to delinquent Rent due the thirty (30) day period immediately prior to Closing shall be applied to such delinquent Rent, and (ii) all Rent received by Seller or Purchaser not described in clause (i) above, shall be applied first to current Rent and then to delinquent Rent, if any, in the inverse order of maturity. Purchaser will make a good faith effort after Closing to collect all Rents in the usual course of Purchaser's operation of the Property, but Purchaser will not be obligated to institute any lawsuit or other collection procedures to collect delinquent Rents or to terminate any Lease. Seller may attempt to collect any delinquent Rents owed Seller and may institute any lawsuit or collection procedures within one (1) year from the date of Closing, but may not evict any tenant. In the event that there shall be any Rents or other charges under any Leases which, although relating to a period prior to Closing, do not become due and payable until after Closing or are paid prior to Closing but are subject to adjustment after Closing (such as year end common area expense reimbursements and the like), then any Rents or charges of such type received by Purchaser or its agents or Seller or its agents subsequent to Closing shall, to the extent applicable to a period extending through the Closing, be prorated between Seller and Purchaser as of Closing and Seller's portion thereof shall be remitted promptly to Seller by Purchaser.

         (c) Seller owns and holds all right, title and interest in and to any appeals of real estate taxes for periods prior to the Closing, and all amounts payable in connection therewith shall be paid directly to Seller by the applicable authorities. If such refund or any part thereof is received by Purchaser, Purchaser shall promptly pay such amount to Seller. Any refund received by Seller shall be distributed as follows: first, to reimburse Seller for all costs incurred in connection with the appeal; second, with respect to refunds payable to tenants of the Real Property pursuant to the Leases, to such tenants in accordance with the terms of such Leases; and third, to Seller to the extent such appeal covers the period prior to the Closing, and to Purchaser to the extent such appeal covers the period as of the Closing and thereafter. If and to the extent any such appeal covers the period after the Closing, Purchaser shall have the right to participate in such appeal.

         (d) Except as otherwise provided herein, any revenue or expense amount which cannot be ascertained with certainty as of Closing shall be prorated on the basis of the parties' reasonable estimates of such amount, and shall be the subject of a final proration on or before January 31, 1998, or as soon thereafter as the precise amounts can be ascertained. Purchaser shall promptly notify Seller when it becomes aware that any such estimated amount has been ascertained. Once all revenue and expense amounts have been ascertained, Purchaser shall prepare, and certify as correct, a final proration statement which shall be subject to Seller's approval. Upon Seller's acceptance and approval of any final proration statement submitted by Purchaser, such statement shall be conclusively deemed to be accurate and final.

         (e) Subject to the final sentence of Section 4.4(d) hereof, the provisions of this Section 4.4 shall survive Closing.

Section 4.5       Transaction Taxes and Closing Costs.

         (a) Seller and Purchaser shall execute such returns, questionnaires and other documents as shall be required with regard to all applicable real property transaction taxes imposed by applicable federal, state or local law or ordinance;

         (b) Seller shall pay the fees of any counsel representing Seller in connection with this transaction and the fees for Seller's Broker. Seller shall also pay the following costs and expenses:

                  (i) one-half of the cost of the Phase I Environmental Report as set forth in Section 3.2 hereof; and

                  (ii) any state or county transfer tax which becomes payable by reason of the transfer of the Property.

         (c) Purchaser shall pay the fees of any counsel representing Purchaser in connection with this transaction. Purchaser shall also pay the following costs and expenses:

                  (i) one-half of the cost of the Phase I Environmental Report as set forth in Section 3.2 hereof;

                  (ii) the escrow fee, if any, which may be charged by the Escrow Agent or Title Company;

                  (iii) the fee for any title examination and Title Commitment and the premium and the fees for all endorsements to be issued to the Owner's Policy of Title Insurance to be issued to Purchaser by the Title Company at Closing;

                  (iv)  the cost of the Survey;

                  (v)  the fees for recording the Deed;

                  (vi) any local or city transfer tax, or any sales tax, documentary stamp tax or similar tax which becomes payable by reason of the transfer of the Property; and

                  (vii)  the fees for Purchaser's Broker.

         (d) All costs and expenses incident to this transaction and the closing thereof, and not specifically described above, shall be paid by the party incurring same; and

         (e)  The provisions of this Section 4.5 shall survive the Closing.

Section 4.6 Conditions Precedent to Obligation of Purchaser. The obligation of Purchaser to consummate the transaction hereunder shall be subject to the fulfillment on or before the date of Closing of all of the following conditions, any or all of which may be waived by Purchaser in its sole discretion:

         (a) Seller shall have delivered to Purchaser all of the items required to be delivered to Purchaser pursuant to the terms of this Agreement, including but not limited to, those provided for in Section 4.2 hereof;

         (b) All of the representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects as of the date of Closing (with appropriate modifications permitted under this Agreement); and

         (c) Seller shall have performed and observed, in all material respects, all covenants and agreements of this Agreement to be performed and observed by Seller as of the date of Closing.

         (d) The Improvements (including but not limited to the mechanical systems, plumbing, electrical, wiring, appliances, fixtures, heating, air-conditioning and ventilating equipment, elevators, boilers, equipment, roofs, structural members and furnaces) shall be at Closing in substantially the same condition as on the Effective Date except for normal wear and tear and such damage from casualty or condemnation that is waived or accepted under Article VII hereof.

         (e) There shall not be pending at Closing with any governmental body or agency, an application, ordinance or similar matter to effect a material adverse change in the zoning of any of the Property.

         (f) Seller shall have delivered to Purchaser a rent roll for the Property dated as of a date not later than the third day preceding the Closing substantially in the form of Exhibit Q hereto, and the information in such rent roll will not materially vary (it being understood by the parties hereto that "materially vary" shall mean that the damage to Purchaser with respect to all such variances exceeds in the aggregate the sum of $100,000) from the information included in Exhibit Q and the copies of the Leases made available to Purchaser for its review.

         (g) The Title Company shall be prepared to issue and shall issue to Purchaser, at standard rates, the Title Policy.

Section 4.7 Conditions Precedent to Obligation of Seller. The obligation of Seller to consummate the transaction hereunder shall be subject to the fulfillment on or before the date of Closing of all of the following conditions, any or all of which may be waived by Seller in its sole discretion:

         (a) Seller shall have received the Purchase Price as adjusted as provided herein, pursuant to and payable in the manner provided for in this Agreement;

         (b) Purchaser shall have delivered to Seller all of the items required to be delivered to Seller pursuant to the terms of this Agreement, including but not limited to, those provided for in Section 4.3 hereof;

         (c) All of the representations and warranties of Purchaser contained in this Agreement shall be true and correct in all material respects as of the date of Closing (with appropriate modifications permitted under this Agreement); and

         (d) Purchaser shall have performed and observed, in all material respects, all covenants and agreements of this Agreement to be performed and observed by Purchaser as of the date of Closing.

                                    ARTICLE V

                    REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 5.1 Representations and Warranties of Seller. Seller hereby makes the following representations and warranties to Purchaser as of the Effective Date, which representations and warranties shall be deemed to have been made again as of the Closing, subject to Section 4.2(f) hereof:

         (a) Organization and Authority. Seller has been duly organized and is validly existing under the laws of the State of New York. Subject to the provisions of Section 11.17 hereof, Seller has the full right and authority to enter into this Agreement and to transfer all of the Property and to consummate or cause to be consummated the transaction contemplated by this Agreement. The person signing this Agreement on behalf of Seller is authorized to do so.

         (b) Pending Actions. To Seller's knowledge, Seller has not received written notice of any action, suit, arbitration, unsatisfied order or judgment, government investigation or proceeding pending against Seller which, if adversely determined, could individually or in the aggregate materially interfere with the consummation of the transaction contemplated by this Agreement.

         (c) Operating Agreements. To Seller's knowledge, the Operating Agreements listed on Exhibit C are all of the agreements concerning the operation and maintenance of the Property entered into by Seller and affecting the Property, except those operating agreements that are not assignable or are to be terminated by Seller within thirty (30) days after the Closing, and except any agreement with Seller's property manager, which shall be terminated by Seller.

         (d) Lease Brokerage. To Seller's knowledge, there are no agreements with brokers providing for the payment from and after the Closing by Seller or Seller's successor-in-interest of leasing commissions or fees for procuring tenants with respect to the Property, except as disclosed in Exhibit N hereto;

         (e) Condemnation. To Seller's knowledge, Seller has received no written notice of any condemnation proceedings relating to the Property.

         (f) Litigation. To Seller's knowledge, except as set forth on Exhibit O attached hereto, and except tenant eviction proceedings, tenant bankruptcies, proceedings for the collection of delinquent rentals from tenants and proceedings related to claims for personal injury or damage to property due to events occurring at the Property, Seller has not received written notice of any litigation which has been filed against Seller that arises out of the ownership of the Property and would materially affect the Property or use thereof, or Seller's ability to perform hereunder;

         (g) Violations. To Seller's knowledge, except as set forth on Exhibit P attached hereto, Seller has not received written notice of any uncured violation of any federal, state or local law relating to the use or operation of the Property which would materially adversely affect the Property or use thereof;

         (h) Leases. To Seller's knowledge, the rent roll attached hereto as Exhibit Q is accurate in all material respects, and lists all of the leases currently affecting the Property;

         (i) Bankruptcy. To Seller's knowledge, there are not any attachments, executions, assignments for the benefit of creditors, or voluntary or involuntary bankruptcy proceedings, or proceedings under any debtor relief laws, contemplated by or pending or threatened against Seller, any tenant under any of the Leases, or the Property. There are no voluntary bankruptcy, insolvency or other proceedings under any debtor relief laws contemplated by or pending or threatened against Seller;

         (j) Insurance Compliance. Seller currently has in place with respect to the Property, the public liability, casualty and other insurance required pursuant to the Leases;

         (k) Employees. Seller has no employees engaged in the day to day operations or management of the Property;

         (l) Documents. To Seller's knowledge, Seller has made available for Purchaser's inspection full and complete copies of (i) each Lease and any and all amendments thereto and modifications thereof; and (ii) all of the Contracts and all amendments thereto; and

         (m) Fees and Commissions. To Seller's knowledge, except for commissions set forth on Exhibit R hereto ("Seller's Obligations"), which shall be paid by Seller at or prior to Closing, there are no brokerage fees, commissions or any other payments owed or payable by the "Lessor" under any of the Leases, now or in the future, to any parties in connection with any of the Leases, except for commissions that may become payable for future, unexercised renewals, extensions or expansions of Leases, future installments of commissions payable over time, and commissions that may become payable because of the non-exercise of cancellation rights of tenants, all as specifically set forth in the leasing commission agreements described on Exhibit S hereto ("Leasing Commission Agreements"), the responsibility for which Purchaser is assuming pursuant to
Section 4.4 hereof.

Section 5.2 Knowledge Defined. References to the "knowledge" of Seller shall refer only to the current actual knowledge of (a) Lynn C. Jones, Assistant Vice-president in charge of Seller's Chicago regional real estate office, and
(b) A. Edward Mantel, Jr., Senior Asset Manager for Seller's Chicago regional real estate office, without investigation or inquiry except for inquiry of Kathleen Fera as to all matters other than leasing and of Matthew Ward as to leasing, and shall not be construed, by imputation or otherwise, to refer to the knowledge of Seller or any affiliate of Seller, to any property manager, or to any other officer, agent, manager, representative or employee of Seller or any affiliate thereof or to impose upon such persons to investigate the matter to which such actual knowledge, or the absence thereof, pertains, except as set forth herein.

Section 5.3 Survival of Seller's Representations and Warranties. The representations and warranties of Seller set forth in Section 5.1 hereof as updated as of the Closing in accordance with the terms of this Agreement, shall survive Closing for a period of one (1) year. No claim for a breach of any representation or warranty of Seller shall be actionable or payable if the breach in question results from or is based on a condition, state of facts or other matter which was known to Purchaser prior to Closing. Seller shall have no liability to Purchaser for a breach of any representation or warranty (a) unless the valid claims for all such breaches collectively aggregate more than ONE HUNDRED THOUSAND AND NO/100 DOLLARS ($100,000.00), in which event the full amount of such valid claims shall be actionable, up to the Cap (as defined in this Section), and (b) unless written notice containing a description of the specific nature of such breach shall have been given by Purchaser to Seller prior to the expiration of said one (1) year period and an action shall have been commenced by Purchaser against Seller within two hundred forty (240) days of Closing. As used herein, the term "Cap" shall mean the total aggregate amount of $2,000,000.00.

Section 5.4 Covenants of Seller. Seller hereby covenants with Purchaser as follows:

         (a) From the Effective Date hereof until the Closing or earlier termination of this Agreement, Seller shall use reasonable efforts to operate and maintain the Property in a manner generally consistent with the manner in which Seller has operated and maintained the Property prior to the date hereof;

         (b) Except as provided hereinbelow, a copy of any amendment, renewal or expansion of an existing Lease or of any new Lease which Seller wishes to execute between the Effective Date and the date of Closing will be submitted to Purchaser prior to execution by Seller. Purchaser agrees to notify Seller in writing within five (5) business days after its receipt thereof of either its approval or disapproval thereof, including all Tenant Inducement Costs and leasing commissions to be incurred in connection therewith. In the event Purchaser informs Seller within such five business day period that Purchaser does not approve the amendment, renewal or expansion of the existing Lease or the new Lease, which approval shall not be unreasonably withheld, Seller shall have the right to notify Purchaser that it intends to execute such instrument in any event and proceed with the Closing. In the event Purchaser fails to notify Seller in writing of its approval or disapproval within the five (5) business day period set forth above, Purchaser shall be deemed to have approved such new Lease, amendment, renewal or expansion. At Closing, Purchaser shall reimburse Seller for any Tenant Inducement Costs, leasing commissions or other expenses, including legal fees, incurred by Seller pursuant to an amendment, a renewal, an expansion or a new Lease approved (or deemed approved) by Purchaser;

         (c) Seller shall maintain or cause to be maintained all casualty, liability and hazard insurance currently in force with respect to the Property;

         (d) Seller shall not cause the Property, or any interest therein, to be alienated, encumbered (other than by mechanic's or materialmen's liens or claims which Seller shall promptly pay or bond over) or otherwise transferred; and

         (e) Seller shall not enter into any Contracts after the Effective Date without the prior written consent of Purchaser which consent Purchaser agrees not to unreasonably withhold or delay.

Section 5.5 Representations and Warranties of Purchaser. Purchaser hereby makes the following representations and warranties to Seller as of the Effective Date, which representations and warranties shall be deemed to have been made again as of the Closing, subject to Section 4.3(c) hereof:

         (a) Organization and Authority. Purchaser has been duly organized and is validly existing under the laws of the State of Delaware. Purchaser has the full right and authority to enter into this Agreement and to consummate or cause to be consummated the transaction contemplated by this Agreement. The person signing this Agreement on behalf of Purchaser is authorized to do so;

         (b) Pending Actions. To Purchaser's knowledge, there is no action, suit, arbitration, unsatisfied order or judgment, government investigation or proceeding pending against Purchaser which, if adversely determined, could individually or in the aggregate materially interfere with the consummation of the transaction contemplated by this Agreement.

         (c) ERISA. As of the Closing, (1) Purchaser will not be an employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which is subject to Title I of ERISA, nor a plan as defined in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (each of the foregoing hereinafter referred to collectively as "Plan"), and (2) the assets of the Purchaser will not constitute "plan assets" of one or more such Plans within the meaning of Department of Labor ("DOL") Regulation Section 2510.3-101.

         Purchaser is not and will not be upon the consummation of the transactions contemplated hereby a "governmental plan" as defined in Section 3(32) of ERISA.

         As of the Closing, Purchaser will be acting on its own behalf.

         Purchaser has no present intent to transfer the Property to any entity, person or Plan which will cause a violation of ERISA.

         Purchaser shall not assign its interest under this contract of sale to any entity, person, or Plan which will cause a violation of ERISA.

Section 5.6 Survival of Purchaser's Representations and Warranties. The representations and warranties of Purchaser set forth in Section 5.5 hereof as updated as of the Closing in accordance with the terms of this Agreement, shall survive Closing for a period of one (1) year. Purchaser shall have no liability to Seller for a breach of any representation or warranty unless written notice containing a description of the specific nature of such breach shall have been given by Seller to Purchaser prior to the expiration of said one (1) year period and an action shall have been commenced by Seller against Purchaser within two hundred forty (240) days of Closing.

                                   ARTICLE VI

                                     DEFAULT

Section 6.1       Default by Purchaser.   In the event the sale of the Property
as contemplated hereunder is not consummated due to Purchaser's default hereunder, Seller shall be entitled, as its sole and exclusive remedy, to terminate this Agreement and receive the Deposit as liquidated damages for the breach of this Agreement, it being agreed between the parties hereto that the actual damages to Seller in the event of such breach are impractical to ascertain and the amount of the Deposit is a reasonable estimate thereof.

Section 6.2 Default by Seller. In the event the sale of the Property as contemplated hereunder is not consummated due to Seller's default hereunder, Purchaser shall be entitled, as its sole remedy, to do any one of the following:
(a) to receive the return of the Deposit, which return shall operate to terminate this Agreement and release Seller from any and all liability hereunder, or (b) to enforce specific performance of Seller's obligation to convey the Property to Purchaser in accordance with the terms of this Agreement, it being understood and agreed that the remedy of specific performance shall not be available to enforce any other obligation of Seller hereunder or (c) to elect to take title to the Property and waive any such default, without abatement of the Purchase Price. Purchaser expressly waives its rights to seek damages in the event of Seller's default hereunder. Purchaser shall be deemed to have elected to terminate this Agreement and receive back the Deposit if Purchaser fails to file suit for specific performance against Seller in a court having jurisdiction in the county and state in which the Property is located, on or before thirty
(30) days following the date upon which Closing was to have occurred or to have given written notice to Seller prior to the Closing that it elects to take title and waive any such default.

Section 6.3 Recoverable Damages. Notwithstanding Sections 6.1 and 6.2 hereof, in no event shall the provisions of Sections 6.1 and 6.2 limit the damages recoverable by either party against the other party due to the other party's obligation to indemnify such party in accordance with this Agreement.

                                   ARTICLE VII

                                  RISK OF LOSS

Section 7.1 Minor Damage. In the event of loss or damage to the Property or any portion thereof which is not "Major" (as hereinafter defined), this Agreement shall remain in full force and effect provided that Seller shall, at Seller's option, either (a) perform any necessary repairs, or (b) assign to Purchaser all of Seller's right, title and interest in and to any claims and proceeds Seller may have with respect to any casualty insurance policies or condemnation awards relating to the premises in question. In the event that Seller elects to perform repairs upon the Property, Seller shall use reasonable efforts to complete such repairs promptly and the date of Closing shall be extended a reasonable time in order to allow for the completion of such repairs. If Seller elects to assign a casualty claim to Purchaser, the Purchase Price shall be reduced by an amount equal to the lesser of the deductible amount under Seller's insurance policy or the cost of such repairs as determined in accordance with Section 7.3 hereof. Upon Closing, full risk of loss with respect to the Property shall pass to Purchaser.

Section 7.2 Major Damage. In the event of a "Major" loss or damage, either Seller or Purchaser may terminate this Agreement by written notice to the other party, in which event the Deposit shall be returned to Purchaser. If neither Seller nor Purchaser elects to terminate this Agreement within ten (10) days after Seller sends Purchaser written notice of the occurrence of such Major loss or damage (which notice shall state the cost of repair or restoration thereof as opined by an architect in accordance with Section 7.3 hereof), then Seller and Purchaser shall be deemed to have elected to proceed with Closing, in which event Seller shall, at Seller's option, either (a) perform any necessary repairs, or (b) assign to Purchaser all of Seller's right, title and interest in and to any claims and proceeds Seller may have with respect to any casualty insurance policies or condemnation awards relating to the premises in question. In the event that Seller elects to perform repairs upon the Property, Seller shall use reasonable efforts to complete such repairs promptly and the date of Closing shall be extended a reasonable time in order to allow for the completion of such repairs. If Seller elects to assign a casualty claim to Purchaser, the Purchase Price shall be reduced by an amount equal to the lesser of the deductible amount under Seller's insurance policy or the cost of such repairs as determined in accordance with Section 7.3 hereof. Upon Closing, full risk of loss with respect to the Property shall pass to Purchaser.

Section 7.3 Definition of "Major" Loss or Damage. For purposes of Sections 7.1 and 7.2, "Major" loss or damage refers to the following: (a) loss or damage to the Property hereof such that the cost of repairing or restoring the premises in question to substantially the same condition which existed prior to the event of damage would be, in the opinion of an architect selected by Seller and reasonably approved by Purchaser, equal to or greater than ONE MILLION AND NO/100 DOLLARS ($1,000,000.00), and (b) any loss due to a condemnation which permanently and materially impairs the current use of the Property. If Purchaser does not give written notice to Seller of Purchaser's reasons for disapproving an architect within five (5) business days after receipt of notice of the proposed architect, Purchaser shall be deemed to have approved the architect selected by Seller.

                                  ARTICLE VIII

                                   COMMISSIONS

Section 8.1 Brokerage Commissions. With respect to the transaction contemplated by this Agreement, Seller represents that its sole broker is Eastdil Realty Company, L.L.C. ("Seller's Broker"). Each party hereto agrees that if any person or entity, other than the Seller's Broker, makes a claim for brokerage commissions or finder's fees related to the sale of the Property by Seller to Purchaser, and such claim is made by, through or on account of any acts or alleged acts of said party or its representatives, said party will protect, indemnify, defend and hold the other party free and harmless from and against any and all loss, liability, cost, damage and expense (including reasonable attorneys' fees) in connection therewith. The provisions of this paragraph shall survive Closing or any termination of this Agreement.

                                   ARTICLE IX

                             DISCLAIMERS AND WAIVERS

Section 9.1 No Reliance on Documents. Except as expressly stated herein, Seller makes no representation or warranty as to the truth, accuracy or completeness of any materials, data or information delivered by Seller or its brokers or agents to Purchaser in connection with the transaction contemplated hereby. Purchaser acknowledges and agrees that all materials, data and information delivered by Seller to Purchaser in connection with the transaction contemplated hereby are provided to Purchaser as a convenience only and that any reliance on or use of such materials, data or information by Purchaser shall be at the sole risk of Purchaser, except as otherwise expressly stated herein. Neither Seller, nor any affiliate of Seller, nor the person or entity which prepared any report or reports delivered by Seller to Purchaser shall have any liability to Purchaser for any inaccuracy in or omission from any such reports.

Section 9.2 AS-IS SALE; DISCLAIMERS. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, IT IS UNDERSTOOD AND AGREED THAT SELLER IS NOT MAKING AND HAS NOT AT ANY TIME MADE ANY WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, WITH RESPECT TO THE PROPERTY, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OR REPRESENTATIONS AS TO HABITABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

         PURCHASER ACKNOWLEDGES AND AGREES THAT UPON CLOSING SELLER SHALL SELL AND CONVEY TO PURCHASER AND PURCHASER SHALL ACCEPT THE PROPERTY "AS IS, WHERE IS, WITH ALL FAULTS", EXCEPT TO THE EXTENT EXPRESSLY PROVIDED OTHERWISE IN THIS AGREEMENT. PURCHASER HAS NOT RELIED AND WILL NOT RELY ON, AND SELLER IS NOT LIABLE FOR OR BOUND BY, ANY EXPRESS OR IMPLIED WARRANTIES, GUARANTIES, STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PROPERTY OR RELATING THERETO (INCLUDING SPECIFICALLY, WITHOUT LIMITATION, OFFERING PACKAGES DISTRIBUTED WITH RESPECT TO THE PROPERTY) MADE OR FURNISHED BY SELLER, THE MANAGERS OF THE PROPERTY, OR ANY REAL ESTATE BROKER OR AGENT REPRESENTING OR PURPORTING TO REPRESENT SELLER, TO WHOMEVER MADE OR GIVEN, DIRECTLY OR INDIRECTLY, ORALLY OR IN WRITING, UNLESS SPECIFICALLY SET FORTH IN THIS AGREEMENT. PURCHASER ALSO ACKNOWLEDGES THAT THE PURCHASE PRICE REFLECTS AND TAKES INTO ACCOUNT THAT THE PROPERTY IS BEING SOLD "AS-IS."

         PURCHASER REPRESENTS TO SELLER THAT PURCHASER HAS CONDUCTED, OR WILL CONDUCT PRIOR TO CLOSING, SUCH INVESTIGATIONS OF THE PROPERTY, INCLUDING BUT NOT LIMITED TO, THE PHYSICAL AND ENVIRONMENTAL CONDITIONS THEREOF, AS PURCHASER DEEMS NECESSARY OR DESIRABLE TO SATISFY ITSELF AS TO THE CONDITION OF THE PROPERTY AND THE EXISTENCE OR NONEXISTENCE OR CURATIVE ACTION TO BE TAKEN WITH RESPECT TO ANY HAZARDOUS OR TOXIC SUBSTANCES ON OR DISCHARGED FROM THE PROPERTY, AND WILL RELY SOLELY UPON SAME AND NOT UPON ANY INFORMATION PROVIDED BY OR ON BEHALF OF SELLER OR ITS AGENTS OR EMPLOYEES WITH RESPECT THERETO, OTHER THAN SUCH REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER AS ARE EXPRESSLY SET FORTH IN THIS AGREEMENT. UPON CLOSING, PURCHASER SHALL ASSUME THE RISK THAT ADVERSE MATTERS, INCLUDING BUT NOT LIMITED TO, CONSTRUCTION DEFECTS AND ADVERSE PHYSICAL AND ENVIRONMENTAL CONDITIONS, MAY NOT HAVE BEEN REVEALED BY PURCHASER'S INVESTIGATIONS, AND PURCHASER, UPON CLOSING, SHALL BE DEEMED TO HAVE WAIVED, RELINQUISHED AND RELEASED SELLER (AND SELLER'S OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES AND AGENTS) FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION (INCLUDING CAUSES OF ACTION IN TORT), LOSSES, DAMAGES, LIABILITIES, COSTS AND EXPENSES (INCLUDING REASONABLE ATTORNEYS' FEES) OF ANY AND EVERY KIND OR CHARACTER, KNOWN OR UNKNOWN, WHICH PURCHASER MIGHT HAVE ASSERTED OR ALLEGED AGAINST SELLER (AND SELLER'S OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES AND AGENTS) AT ANY TIME BY REASON OF OR ARISING OUT OF ANY LATENT OR PATENT CONSTRUCTION DEFECTS OR PHYSICAL CONDITIONS, VIOLATIONS OF ANY APPLICABLE LAWS AND ANY AND ALL OTHER ACTS, OMISSIONS, EVENTS, CIRCUMSTANCES OR MATTERS REGARDING THE PROPERTY.

Section 9.3 Survival of Disclaimers. The provisions of this Article IX shall survive Closing or any termination of this Agreement.

                                    ARTICLE X

                              INTENTIONALLY DELETED


                                   ARTICLE XI

                                  MISCELLANEOUS

Section 11.1 Confidentiality. Purchaser and Seller agree not to record this Agreement and, until Closing, to hold all information related to this transaction in strict confidence and not to disclose same to any person except that Seller acknowledges that Beacon Properties Corporation, the general partner of Purchaser, is a publicly owned corporation subject to regulation by the Securities and Exchange Commission ("SEC"), and that the regulations of the SEC may require that Purchaser disclose the existence of this Agreement and the contents of some or all of the documents delivered by Seller. Accordingly, Seller expressly consents to the disclosure of the terms and conditions of this transaction, this Agreement itself, and terms of any documents by which Purchaser in good faith believes should be disclosed in connection with fulfillment of its disclosure requirements under SEC regulations. Purchaser agrees to give advance written notice to Seller prior to any such disclosure. In addition to the disclosure contemplated by the preceding sentence, and without limitation thereof, either party may disclose this Agreement or the contents of any documents to the partners, advisors, underwriters, employees, affiliates, officers, directors, consultants, lenders, accountants or legal counsel of any of the foregoing on a "need to know" basis (as determined in good faith by the disclosing party) provided that Purchaser shall advise any of its partners, advisors, underwriters, employees, affiliates, officers, directors, consultants, lenders, accountants or legal counsel of any of the foregoing of the confidential nature of such materials and shall obtain from them an undertaking to keep such materials confidential.

In the event this Agreement is terminated or Purchaser fails to perform hereunder, Purchaser shall promptly return to Seller any statements, documents, schedules, exhibits or other written information obtained from Seller in connection with this Agreement or the transaction contemplated herein. It is understood and agreed that, with respect to any provision of this Agreement which refers to the termination of this Agreement and the return of the Deposit to Purchaser, such Deposit shall not be returned to Purchaser unless and until Purchaser has fulfilled its obligation to return to Seller the materials described in the preceding sentence. In the event of a breach or threatened breach by Purchaser or its agents or representatives of this Section 11.1, Seller shall be entitled to an injunction restraining Purchaser or its agents or representatives from disclosing, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting Seller from pursuing any other available remedy at law or in equity for such breach or threatened breach. The provisions of this Section 11.1 shall survive Closing or any termination of this Agreement.

Section 11.2 Press Release. Prior to the Closing, any press release with respect to the sale contemplated herein or any matters set forth in this Agreement will be made only in the form approved by Purchaser and Seller, and such approval shall not be unreasonably withheld or delayed. Thereafter, any press release which (a) contains information regarding Seller or previous owner which is not in the public domain and/or (b) contains any reference to the purchase or sale of OP Units, will be made only in the form approved by Purchaser and Seller, and such approval shall not be unreasonably withheld or delayed. The provisions of this Section 11.2 shall survive the Closing or any termination of this Agreement.

Section 11.3 Right to Audit. Pursuant to Section 3.1 hereof, Seller is obligated to make available to Purchaser certain financial statements and balance sheets for the Property. In order to comply with SEC regulations, Purchaser may need the right prior to or subsequent to Closing, to conduct an audit of Seller's books and records for and located at the Property in conformity with Section 3.14 of SEC Regulation SX for 1994 and/or Seller's period of ownership in 1995 for purposes of verifying historical information. Seller hereby agrees to permit Purchaser and Purchaser's accountants access to such books and records (including those maintained by Seller's management agent for the Property) and, at no cost to Seller, to cooperate and to cause Seller's accountants to cooperate with Purchaser to enable such audit to be performed. Purchaser agrees that no information disclosed in such audit will alter any obligation of Seller. Within sixty (60) days after Closing, Seller shall provide Purchaser with a statement and evidence of its tax basis in the Property as of the Closing Date. The provisions of this
Section 11.3 shall survive the Closing.

Section 11.4 No Assignment. Purchaser hereby agrees that its rights under this Agreement shall not be assignable or otherwise transferable whether voluntarily or by operation of law, by Purchaser without the prior written consent of Seller. Any assignment without Seller's written consent or any change in Purchaser's structure (if Purchaser is a legal entity other than an individual), including but not limited to, a change in partners, trustees or beneficiaries, or their respective interests, without Seller's prior written consent, shall constitute default and inter alia releases Seller from any obligation it may have to complete the transactions contemplated by this Agreement. The provisions of this Section 11.4 shall survive the Closing or any termination of this Agreement.

Section 11.5 Notices. Any notice pursuant to this Agreement shall be given in writing by (a) personal delivery, (b) reputable overnight delivery service with proof of delivery, (c) United States Mail, postage prepaid, registered or certified mail, return receipt requested, or (d) legible facsimile transmission, sent to the intended addressee at the address set forth below, or to such other address or to the attention of such other person as the addressee shall have designated by written notice sent in accordance herewith, and shall be deemed to have been given upon receipt or refusal to accept delivery, or, in the case of facsimile transmission, as of the date of the facsimile transmission provided that an original of such facsimile is also sent to the intended addressee by means described in clauses (a), (b) or (c) above. Unless changed in accordance with the preceding sentence, the addresses for notices given pursuant to this Agreement shall be as follows:

If to Seller:

                           METROPOLITAN LIFE INSURANCE COMPANY
                           2021 Spring Road, Suite 350
                           Oak Brook, Illinois  60521
                           Attention: Regional Officer
                           Telephone No. (630) 645-5000
                           Telecopy No. (630) 645-5050

with a copy to:

                           METROPOLITAN LIFE INSURANCE COMPANY
                           2001 Spring Road, Suite 400
                           Oak Brook, Illinois  60521
                           Attention: Associate General Counsel
                           Telephone No. (630) 574-5680
                           Telecopy No. (630) 574-5695

If to Purchaser:

                           BEACON PROPERTIES, L.P.
                           50 Rowes Wharf
                           Boston, Massachusetts  02110
                           Attention: Ms. Erin O'Boyle
                           Telephone No. (617) 330-1400
                           Telecopy No. (617) 261-0152

with a copy to:

                           GOULSTON & STORRS P.C.
                           400 Atlantic Avenue
                           Boston, Massachusetts  02110
                           Attention: Jordan P. Krasnow, Esq.
                           Telephone No. (617) 482-1776
                           Telecopy No. (617) 574-4112

Section 11.6 Modifications. This Agreement cannot be changed orally, and no executory agreement shall be effective to waive, change, modify or discharge it in whole or in part unless such executory agreement is in writing and is signed by the parties against whom enforcement of any waiver, change, modification or discharge is sought.

Section 11.7 Entire Agreement. This Agreement, including the exhibits and schedules hereto, contains the entire agreement between the parties hereto pertaining to the subject matter hereof and fully supersedes all prior written or oral agreements and understandings between the parties pertaining to such subject matter, other than any confidentiality agreement executed by Purchaser in connection with the Property.

Section 11.8 Further Assurances. Each party agrees that it will execute and deliver such other documents and take such other action, whether prior or subsequent to Closing, as may be reasonably requested by the other party to consummate the transaction contemplated by this Agreement. The provisions of this Section 11.8 shall survive Closing.

Section 11.9 Counterparts. This Agreement may be executed in counterparts, all such executed counterparts shall constitute the same agreement, and the signature of any party to any counterpart shall be deemed a signature to, and may be appended to, any other counterpart.

Section 11.10 Facsimile Signatures. In order to expedite the transaction contemplated herein, telecopied signatures may be used in place of original signatures on this Agreement. Seller and Purchaser intend to be bound by the signatures on the telecopied document, are aware that the other party will rely on the telecopied signatures, and hereby waive any defenses to the enforcement of the terms of this Agreement based on the form of signature.

Section 11.11 Severability. If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement shall nonetheless remain in full force and effect; provided that the invalidity or unenforceability of such provision does not materially adversely affect the benefits accruing to any party hereunder.

Section 11.12 Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State in which the Property is located. Purchaser and Seller agree that the provisions of this Section 11.12 shall survive the Closing or any termination of this Agreement.

Section 11.13 No Third-Party Beneficiary. The provisions of this Agreement and of the documents to be executed and delivered at Closing are and will be for the benefit of Seller and Purchaser only and are not for the benefit of any third party, and accordingly, no third party shall have the right to enforce the provisions of this Agreement or of the documents to be executed and delivered at Closing.

Section 11.14 Captions. The section headings appearing in this Agreement are for convenience of reference only and are not intended, to any extent and for any purpose, to limit or define the text of any section or any subsection hereof.

Section 11.15 Construction. The parties acknowledge that the parties and their counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any exhibits or amendments hereto.

Section 11.16 Recordation. This Agreement may not be recorded by any party hereto without the prior written consent of the other party hereto. The provisions of this Section 11.16 shall survive the Closing or any termination of this Agreement.

Section 11.17 Seller Approval. Notwithstanding any other provision of this Agreement, the obligation of Seller to consummate the transaction contemplated herein shall be subject to the condition that the Real Estate Investments Committee, the National Investments Committee and the Investments Committee of the Board of Directors of Seller shall have approved the sale of the Property to Purchaser, pursuant to the terms and conditions of this Agreement, on or prior to December 20, 1996 (the "Committee Approval Date"). If Seller fails to give Purchaser notice within five (5) business days after the Committee Approval Date that such committees have approved the sale of the Property to Purchaser pursuant to the terms hereof, then this Agreement shall terminate and neither party shall have any further rights or obligations hereunder (except for any indemnity obligations of either party pursuant to the other provisions of this Agreement), the Deposit shall be returned to Purchaser and each party shall bear its own costs hereunder.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the Effective Date.

SELLER:

METROPOLITAN LIFE INSURANCE COMPANY,
  a New York corporation

By:    /s/Jeffrey S. Moe
Name:  Jeffrey S. Moe
Title: Assistant Vice-President


PURCHASER:
BEACON PROPERTIES, L.P.,
  a Delaware limited partnership

By:  Beacon Properties Corporation,
       a Maryland corporation,
       its sole general partner

      By:    /s/Charles H. Cremens
      Name:  Charles H. Cremens
      Title: Senior Vice President

     Escrow Agent executes this Agreement below solely for the purpose of acknowledging that it agrees to be bound by the provisions of Sections 1.5 and
1.6 hereof.


ESCROW AGENT:
CHICAGO TITLE INSURANCE COMPANY,
  a Missouri corporation

By: _______________________
Name: _____________________
Title: ____________________

                  EXHIBIT T TO SALE AND CONTRIBUTION AGREEMENT

                          Dated As of December   , 1996

                                 By And Between

                       Metropolitan Life Insurance Company

                                       and

                             Beacon Properties, L.P.


                Private Placement of Operating Partnership Units

-------------------------------------------------------------------------------


Issuer:               Beacon Properties, L. P.  (the "Operating Partnership")

Contributor:          Metropolitan Life Insurance Company (the "Contributor").
                      The Contributor represents that it is, and it will be at the Closing Date, an accredited investor within the meaning of Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act").

Type of Securities:   Units of limited partnership of the Operating Partnership
                      ("Units"), which, at any time after the respective Lock-Up
                      Period (as hereinafter defined), and in accordance with the terms of the Amended and Restated Agreement of Limited
                      Partnership of the Operating Partnership, as amended (the
                      "Partnership Agreement"), are redeemable in exchange for cash, or, at the sole option of Beacon Properties
                      Corporation (the "Company") for shares of common stock, $.01 par value (the "Common Stock"), of the Company on a one-for-one basis.

Price: The value per Unit will equal the result of Thirty Nine Million Dollars ($39,000,000), divided by the average closing sales price on the NYSE of the Company's Common Stock for the twenty (20) consecutive trading days ending on the second business day immediately preceding the Closing Date (the "Average Stock Price").

Amount:               $39,000,000, as adjusted under the Sale Agreement.

Distributions:        In accordance with Section 12.2.C of the Partnership
                      Agreement, the Contributor will receive pro rata distributions payable for the portion of the fourth quarter of 1996 commencing on the Closing Date and ending

                      December 31, 1996 on all outstanding Units held by the Contributor on the declaration date for dividends declared on the Common Stock for the fourth quarter of 1996.

Restrictions:         The Contributor shall not sell, offer or contract to sell, grant any option to purchase, pledge, convert, distribute or otherwise dispose of ("Transfer") one-half of the Units issued hereunder for a period of six (6) months from the Closing Date. Additionally, the Contributor shall not
                      Transfer the remaining one-half of the Units issued hereunder for a period of one (1) year from the Closing
                      Date. Such restrictions are collectively referred to as the Lock-Up Period. This restriction does not apply to shares of Common Stock currently held by the Contributor or acquired by the Contributor in the open market.

Termination:          Contributor may terminate its purchase obligations
                      hereunder if the Company or its assigns does not acquire the Property (as defined below) on the Closing Date.

Closing Date:         Concurrently with the acquisition of President's
                      Plaza, Chicago, Illinois (the "Property") which shall occur on December 27, 1996 or as otherwise provided in the Sale Agreement.

Registration Rights:  The Company will grant certain registration rights to the Contributor in accordance with the terms of that certain Registration Rights Agreement attached as Exhibit A hereto.

Additional
Deliveries:           At or prior to the execution of the Sale Agreement to
                      which this Exhibit T is a part, the Contributor shall deliver to the Operating Partnership a fully-executed
                      Prospective Subscriber Questionnaire, a form of which is attached hereto as Exhibit B. At or prior to the Closing, the Contributor shall deliver to the Operating Partnership fully-executed copies of the following agreements (i) an Agreement Regarding Foreign Persons in substantially the form attached hereto as Exhibit C, and (ii) a Contribution of Property and Sixth Amendment to Agreement of Limited
                      Partnership in substantially the form attached hereto as Exhibit D. Contributor shall also deliver to the Operating
                      Partnership, upon the Operating Partnership's reasonable request, such other information, certificates and materials as the Operating Partnership may reasonably request in connection with offering the Units without registration under the Securities Act and the securities laws of applicable states and other jurisdictions.


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

        If these terms are acceptable to you, please countersign this term sheet and return it to the undersigned.

                                             BEACON PROPERTIES, L.P.
                                              By: Beacon Properties Corporation
                                              Its: General Partner


                                                /s/ Charles H. Cremens
                                                ----------------------
                                                By: Charles H. Cremens
                                                Its: Senior Vice President

AGREED AND ACCEPTED:

METROPOLITAN LIFE INSURANCE COMPANY


/s/ Jeffrey S. Moe
-----------------
By: Jeffrey S. Moe
Its: Assistant Vice President

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